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                                                                    Exhibit 16.1


October 27, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K, dated October 27, 2003, of Lucille Farms, Inc. We are in agreement with the statements contained therein.

We have no basis to agree or disagree with other statements of the registrant contained therein.

                                         Very truly yours,

                                         /s/ Wiss & Company
                                         --------------------------------------
                                         WISS & COMPANY, LLP




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